Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE RESTRUCTURES MORTGAGE FACILITY

$250 Million Interest-Rate Swap Contracts Expire

HOUSTON, Jan. 4, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that its wholly-owned subsidiary, Group 1 Realty, Inc., amended and restructured its $235 million, five-year revolving mortgage facility. The amended facility is a $42.6 million five-year, variable-rate, term loan, financing specific dealership properties, with Bank of America, N.A. and Comerica Bank. The facility may be expanded to $75.0 million in total availability.

In addition to the mortgage facility, Group 1 recently entered into separate term loans, totaling approximately $146.0 million, with three of its manufacturer-affiliated finance partners – Toyota Motor Credit Corporation, Mercedes-Benz Financial and BMW Financial Services NA, LLC. These term loans may be expanded, relate to specific buildings and/or properties and have five-to-seven year terms at fixed rates that are determined at the time of signing.

“We are very pleased with the restructured mortgage arrangements we have entered into with our financial partners,” said John C. Rickel, Group 1’s senior vice president and chief financial officer. “These agreements will allow us the flexibility to manage our real-estate portfolio with favorable terms as we continue to grow the company.”

On Sept. 30, Group 1 and its subsidiaries owned $359.4 million in land, buildings and improvements. The company anticipates acquiring additional real estate in conjunction with its dealership acquisitions, expansion of its existing holdings and the selective exercise of lease buyout options.

Group 1 also announced that interest-rate swap contracts totaling $250.0 million with an average interest rate of 4.83 percent expired on Dec. 15, 2010. As of Dec. 31, there was $300.0 million remaining under outstanding contracts with an average interest rate of 4.6 percent. These interest-rate swap contracts will expire between August 2011 and November 2012.

Group 1 noted that the net effect of the expired interest-rate swap contracts and the restructured mortgage agreements should result in lower pretax interest expense of approximately $3.8 million in 2011.

About Group 1 Automotive, Inc.
Group 1 owns and operates 101 automotive dealerships, 137 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs | Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com